                               State of Delaware

                        Office of the Secretary of State             PAGE 1


I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "DVI, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D. 1999, AT 9 O'CLOCK A.M.

   A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.











[SECRETARY OF STATE SEAL]         /s/ Edward J. Freel
                                  _________________________________________
                                  Edward J. Freel, Secretary of State

2089780 8100                      AUTHENTICATION: 9507267
991005620                                   DATE: 01-06-99

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/06/1999
991005620 - 2089780



                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    DVI, INC


    DVI, Inc., a corporation originally incorporated under the name Medical Ventures, Inc. on April 30, 1986 and organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    1. That the Board of Directors of the corporation adopted this Restated Certificate of Incorporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

    2. That this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended or supplemented and there is no discrepancy between the provisions contained therein and the provisions of this Restated Certificate of Incorporation.

   3. That the Certificate of Incorporation of the corporation as heretofore amended and supplemented reads in its entirety as follows:

   FIRST:      The name of the corporation is DVI, INC.

   SECOND:     The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street in the City of Wilmington,
County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

   THIRD:      The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

   FOURTH:     The corporation is authorized to issue 25,100,000 shares of capital stock, of which 25,000,000 shares shall be Common Stock, par value $.005 per share, and 100,000 shares shall be Preferred Stock, par value $10.00 per share.


   The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof of the Preferred Shares of the Corporation are as follows:

   A.   The Preferred Shares as a Class

        1. General. Preferred Shares may be issued from time to time in one or more series, as provided for herein or as provided for by the Board of Directors as permitted hereby. The Board of Directors shall establish the par value, preferences, limitations and relative rights of such series as between each of them and with respect to the Common Shares. All Preferred Shares shall be of equal rank and shall be identical, except in respect of the terms fixed herein for the series provided for herein or fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby. All shares of any one series of Preferred Shares shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

     2. Status of Reacquired Shares. Preferred Shares of any series which have been redeemed, purchased or otherwise acquired by the Corporation, or which are no longer deemed to be outstanding by virtue of funds or securities necessary for redemption or payment having been set aside or deposited in trust or otherwise, or which, if convertible, have been converted into shares of stock of the Corporation of any other class or series, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued Preferred Shares and may be reissued as a part of any series of Preferred Shares provided for herein or by the Board of Directors as permitted hereby.

B. A Series of 50,000 Preferred Shares; Designated Series A Preferred Shares:
Stated Value $10.00 per Share

     There is hereby created a series of Preferred Shares within the class of the Preferred Shares with a stated value of $10.00 per share, the designation, the number of shares and the terms and provisions of which (except as heretofore set forth) are as follows:

     1. Designation of Series and Number of Shares. The series of the Preferred Shares created hereby shall be designated "Series A Preferred Shares" (hereinafter called the "Series A Preferred Shares"), shall consist of 50,000 shares and shall have a stated value of $10.00 per share. The Board of Directors is hereby authorized to decrease (but not below the number of shares thereof then outstanding) the number of Series A Preferred Shares. The number of shares by which the Series A Preferred Shares may be so decreased from time to time shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued Preferred Shares and may be reissued as a part of any series of Preferred Shares provided for herein or by the Board of Directors as permitted hereby.

     2. Dividend.

          (a) General. The holders of Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, and to the extent permitted by applicable law, cumulative dividends at the rate of $1.00 per share per annum, and the holders of Series A Preferred Shares shall be entitled to no other or further dividends except as herein provided. Such dividends shall be distributable semiannually on the first day of May and November in each year to holders of Series A Preferred Shares of record on respective dates not exceeding 60 days preceding such annual dividend payment dates, fixed by the Board of Directors of the Corporation for the purpose of determining holders of the Series A Preferred Shares entitled to receive such dividends. The first semiannual dividend shall be payable on November 1, 1986 and, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period from the date of issuance of the first Series A Preferred Shares as evidenced by the date indicated on the Certificate representing such Share to November 1, 1986.
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Each Series A Preferred Shares, whether issued initially when no other Series A
Preferred Shares are outstanding or subsequently when other shares of Series A Preferred Shares are outstanding, shall on each semiannual dividend payment date be entitled to the same semiannual dividend as each other Series A Preferred Shares.

          (b) Relation to Common Shares. The Series A Preferred Shares shall be preferred as to the payment of dividends over the Common Shares and any other class or classes of shares of the Corporation ranking junior in rights and preferences to the Series A Preferred Shares. Dividends on the Series A Preferred Shares shall be declared and paid or set apart for payment before any dividends (other than dividends payable in Common Shares) on any such junior shares shall be declared and paid or set apart for payment. All dividends payable on the Series A Preferred Shares shall be cumulative, and no dividends, other than dividends payable only in Common Shares or such junior shares if all dividends in respect of Series A Preferred Shares shall not have been declared, or if dividends that have been declared on any Series A Preferred Shares shall not have been fully paid or set apart for payment.

     3.   Redemption.

          (a) Right to Redeem and Redemption Price. The Corporation may elect from time to time to redeem the whole or any part of the series of Series A Preferred Shares at a redemption price (the "Redemption Price") of $10.00 per share, together with a sum of money equivalent to dividends at the rate of $1.00 per share per annum from the date which the dividends become cumulative to the date fixed for such redemption, less the amount of dividends theretofore paid thereon. Upon redemption and payment of the Redemption Price in full, all rights of the holders of the shares redeemed shall terminate, including but not limited to all rights with respect to declared or undeclared dividends. If fewer than all outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed shall be chosen by lot or in such other manner as the Corporation may determine.

          (b) Manner of Payment. The Corporation shall pay the Redemption Price in cash or by good check.

          (c) Notice of Redemption. Notice of every redemption shall be mailed to the holders of record of the Series A Preferred Shares to be redeemed at their respective addresses as the same shall appear in the records of the Corporation not less than 5 nor more than 60 days in advance of the redemption date.

     4.   Liquidation or Dissolution.

          The amount payable on each share of the Series A Preferred Shares in the event of the liquidation, dissolution or winding-up of the affairs of the Corporation shall be an amount equal to the Redemption Price, as if each such share were being redeemed. Neither the merger nor consolidation of the Corporation, nor the sale, lease or exchange of all or any part of its assets, shall be deemed to be voluntary or involuntary dissolution, liquidation or winding up of its affairs for purposes of this Section 4.


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     5.   Sinking Fund.

          Series A Preferred Shares shall not be entitled to the benefit of any sinking fund or purchase fund to be applied to the redemption or purchase of the Series A Preferred Shares.

     6.   Voting Rights.

          Holders of Series A Preferred Shares shall not be entitled to vote on any matters submitted to shareholders generally, except as otherwise required by Delaware law.

C.   Additional Series of Preferred Shares

     The Board of Directors is hereby authorized, by resolution or resolutions, to establish additional series of Preferred Shares out of the 100,000 authorized Preferred Shares which are not issued or allocated to any series of Preferred Shares. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine and is hereby expressly empowered to fix and determine, by resolution or resolutions, the distinguishing characteristics and the relative rights, preferences, privileges and immunities of the shares thereof, so far as not inconsistent with the provisions of this Article Fourth. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

     1. The designation of such series, the number of shares which shall constitute such series and the par value, if any, of such shares;

     2.   The rate of dividend, if any, payable on shares of such series;

     3. Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

     4. Whether the shares of such series may be redeemed, and if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

     5. The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

     6. The sinking fund provisions, if any, for the redemption of shares of such series;


     7.   The voting rights, if any, of the shares of such series;

     8. The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

     9. Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

          10. Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provision of this Article Fourth.

     FIFTH: The Board of Directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

     SIXTH: No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for any breach of his fiduciary duty as a director of the Corporation. This provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date this provision becomes effective in accordance with Section 103(d) of the General Corporation Law of the State of Delaware.



     IN WITNESS WHEREOF, DVI, INC. has caused this Restated Certificate of Incorporation to be signed by its Executive Vice President and attested by its Secretary this 5th day of January, 1999.



                                        DVI, INC.


                                        By: /s/ Steven R. Garfinkel
                                            ------------------------------------
                                            Steven R. Garfinkel
                                            Executive Vice President



ATTEST:

/s/ Melvin C. Breaux
-----------------------------
Melvin C. Breaux
Secretary